                                                                  Exhibit 23.2



                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 23, 1998 appearing on page 19 of Miami Computer Supply Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference constituting part of this Registration Statement on Form S-3 of our reports dated November 4, 1997, November 14, 1997 and August 28, 1998 appearing in Forms 8-K of Miami Computer Supply Corporation dated January 15, 1998, January 30, 1998 and September 23, 1998, respectively. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cincinnati, Ohio
October 16, 1998